Exhibit 99.1

Press Release

Falcon Financial Investment Trust Closes New Warehouse Facility

STAMFORD, Conn., April 29, 2004 — Falcon Financial Investment Trust (Nasdaq: FLCN - News), a specialty finance company focused on the business of originating and servicing loans to automotive dealers, announced today that it has closed a $150 million warehouse facility with iStar Financial Inc. (NYSE: SFI), which may be increased to $200 million at Falcon Financial’s option and with the consent of iStar.  The new facility, which runs through April 10, 2005, replaces an existing warehouse facility with SunAmerica Life Insurance Company and ABN AMRO Bank, N.V., which was subject to the payment of an extension fee on May 1, 2004 and due to expire on October 1, 2004.

David A. Karp, President and Chief Financial Officer, stated, “We are pleased to have closed the new warehouse facility with iStar Financial.  The new facility will enhance Falcon Financial’s ability to support the long-range business goals of its customers by being able to offer a full spectrum of loan products.”

For a more complete description of our new warehouse facility, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2004.

About Falcon Financial Investment Trust

Falcon Financial Investment Trust is a fully integrated real estate investment trust focused solely on the business of originating and servicing loans to automotive dealers in the United States. The company was founded in 1997 to address the unique capital needs of the U.S. automobile retailing industry. Falcon Financial meets the financing requirements of automotive dealers by offering a variety of fixed and variable rate loan products, including mortgage loans and cash flow franchise loans collateralized by the dealer’s real estate and business assets.

About iStar Financial Inc.

iStar Financial is the leading publicly traded finance company focused on the commercial real estate industry. The Company provides custom-tailored financing to high-end private and corporate owners of real estate nationwide, including senior and junior mortgage debt, senior and mezzanine corporate capital, and corporate net lease financing. The Company, which is taxed as a real estate investment trust, seeks to deliver a strong dividend and superior risk-adjusted returns on equity to shareholders by providing innovative and value-added financing solutions to its customers.

Safe Harbor

This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. The forward-looking statements included in this press release reflect Falcon Financial Investment Trust’s current view about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Important factors that could cause Falcon Financial Investment Trust’s actual results to differ materially from current expectations reflected in the forward-looking statements included in this press release include, among others, the risk factors discussed in its filings with the Securities and Exchange Commission. Falcon Financial Investment Trust does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements included in this press release to reflect new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Falcon Financial Investment Trust’s views as of any date subsequent to April 29, 2004.

Contact:	Investors/Media:
Falcon Financial Investment Trust	The Ruth Group
Van Mai	Jeffrey Goldberger
203 388-0821	646 536-7033
vmai@falconfinancial.com	jgoldberger@theruthgroup.com